UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2021

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities

On December 17, 2021 and December 21, 2021, Avalon GloboCare Corp. (the “Company”) (the “Company”) drew down an additional aggregate of $999,236 from its credit facility under that certain credit line agreement with Wenzhao “Daniel” Lu (the “Lender”), a significant shareholder and director of the Company, which provides the Company with a $20 million line of credit (together with related documentation, the “Line of Credit”). The draw down aggregating $699,458 is intended to provide working capital for the Company to use on a temporary basis for certain obligations in connection with the Company’s business. As a result of these draw downs, the Company has approximately $14.3 million remaining available under the Line Credit.  This draw down increased the total principal amount outstanding under the Credit Line to $5.7 million.

On December 21, 2021, the Company and Mr. Lu entered into and closed a Debt Settlement Agreement and Release pursuant to which Mr. Lu converted $3.0 million of the debt owed under the Line of Credit into 2,4000,000 shares of common stock of the Company at a per share price of $1.25. As a result of the draw down described above and the conversion the total principal amount outstanding under the Credit Line to $2.7 million.

The offer, sale and issuance of the above securities was made to Mr. Lu, an accredited investor, director of the Company and a significant shareholder of the Company, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act (the “Act”) and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Act.

The foregoing information is a summary of the agreement involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are attached an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Revolving Line of Credit Agreement, dated as of August 29, 2019, between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu (1)
10.2	Debt Settlement Agreement and Release between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu
99.1	Press Release dated December 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: December 22, 2021	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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